As filed with the Securities and Exchange Commission on May 19, 2015.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sirius XM Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-3916511
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1221 Avenue of the Americas, 36th Floor
New York, New York 10020

Telephone: (212) 584-5100

(Address including zip code, and telephone number, including area code, of principal executive offices)

Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan

(Full title of the plan)

Patrick L. Donnelly, Esq.

Executive Vice President, General Counsel and Secretary

Sirius XM Holdings Inc.

1221 Avenue of the Americas, 36th Floor

New York, New York 10020

(Name and address of agent for service)

(212) 584-5100

(Telephone number, including area code, of agent for service)

With copies to:

Andrew R. Keller, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

(212) 455-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.001 per share	400,000,000	$3.83	$1,532,000,000	$178,018.40

(1)	Covers 400,000,000 shares of common stock of Sirius XM Holdings Inc., par value $0.001 per share (“Common Stock”), approved for issuance under the Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may be offered and issued under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Calculated pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act based on a price of $3.83 per share of Common Stock, which is the average of the high and low price per share of Common Stock as reported by the NASDAQ Global Select Market on May 12, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of this Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan (the “Plan”) covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by Sirius XM Holdings Inc. (the “Registrant”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (File No. 001-34295);
(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 (File No. 001-34295);
(c)	The Registrant’s Current Report on Form 8-K filed on March 6, 2015; and
(d)	The description of the Registrant’s Common Stock, par value $0.001 per share, contained in the Registrant’s Current Report on Form 8-K filed on November 15, 2013, including any amendment or report updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Patrick L. Donnelly, Esq., whose legal opinion with respect to the securities registered hereunder is filed as Exhibit 5.1 hereto, is an employee of the Registrant and participates in the Plan and other benefit plans established by the Registrant.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits each Delaware business corporation to indemnify its directors, officers, employees and agents against liability for each such person’s acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful. The Registrant’s Amended and Restated Certificate of Incorporation provides that the Registrant, to the full extent permitted by law, shall indemnify any of its past and present directors, officers, employees or any person that is or was serving at the request of the Registrant as a director, officer or employee of another enterprise if they were or are a party to, or are threatened to be made a party to, any threatened, pending or complete action, suit or proceeding. The indemnification provided therein includes expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and may be paid by the Registrant in advance of the final disposition of such action, suit or proceeding. In addition, the Registrant’s Amended and Restated Certificate of Incorporation provides that the Registrant may, to the full extent permitted by law, indemnify any other person for any such expenses as to actions in their official capacity or actions in another capacity while holding such office.

As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Amended and Restated Certificate of Incorporation provides that no director shall be liable to the Registrant for monetary damages for breach of fiduciary duty as a director, except for liability:

(i)	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

(ii)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(iii)	for the unlawful payment of dividends on or redemption of the Registrant’s capital stock; or

(iv)	for any transaction from which the director derived an improper personal benefit.

The Registrant has obtained policies insuring the Registrant and its directors and officers against certain liabilities, including liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document
4.1

Amended and Restated Certificate of Incorporation of Sirius XM Holdings Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-34295) filed November 15, 2013, and incorporated herein by reference).

4.2

Amended and Restated By-Laws of Sirius XM Holdings Inc. (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-34295) filed November 15, 2013, and incorporated herein by reference).

4.3

Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan (filed as Appendix A to the Registrant’s Definitive Proxy Statement on Form DEF 14A (File No. 001-34295) filed April 6, 2015 and incorporated herein by reference).

5.1*	Opinion of Patrick L. Donnelly, Esq., Executive Vice President, General Counsel and Secretary of the Registrant.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.4*	Consent of Patrick L. Donnelly (filed as part of Exhibit 5.1).
24.1*	Powers of Attorney (included in the signature pages to this Registration Statement).

_________________

* Filed herewith.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 19th day of May 2015.

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Name: Patrick L. Donnelly
Title: Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933 hereby constitute and appoint Patrick L. Donnelly and Ruth A. Ziegler, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments or supplements to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and powers of attorney have been signed by the following persons in the capacities indicated on the 19th day of May 2015.

Signature	Title

/s/ Gregory B. Maffei	Chairman of the Board of Directors and
(Gregory B. Maffei)	Director

/s/ James E. Meyer	Chief Executive Officer and Director
(James E. Meyer)	(Principal Executive Officer)

/s/ David J. Frear (David J. Frear)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Thomas D. Barry (Thomas D. Barry)	Senior Vice President and Controller (Principal Accounting Officer)

/s/ Joan L. Amble (Joan L. Amble)	Director

/s/ Anthony J. Bates	Director
(Anthony J. Bates)

/s/ George W. Bodenheimer	Director
(George W. Bodenheimer)

/s/ Mark D. Carleton	Director
(Mark D. Carleton)

/s/ Eddy W. Hartenstein	Director
(Eddy W. Hartenstein)

/s/ James P. Holden	Director
(James P. Holden)

/s/ Evan D. Malone	Director
(Evan D. Malone)

/s/ James F. Mooney	Director
(James F. Mooney)

/s/ Carl E. Vogel	Director
(Carl E. Vogel)

/s/ Vanessa A. Wittman	Director
(Vanessa A. Wittman)

/s/ David M. Zaslav	Director
(David M. Zaslav)